EXHIBIT 10.1

THIS NOTE AND THE SHARES ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12(2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKET ARE MET.

CONVERTIBLE PROMISSORY NOTE

$________	August 17, 2009

FOR VALUE RECEIVED, Live Current Media Inc., a Nevada corporation ("Maker"), promises to pay to the order of ________ ("Holder") the principal amount of ____________ ($______) plus interest on the unpaid principal balance from time to time at the rate of 10% per annum or the maximum rate allowed by law, whichever is less and subject to adjustment as provided herein.  Interest shall accrue effective as of May 22, 2009.  All accrued but unpaid principal and interest shall be due and payable on May 22, 2010 (the “Maturity Date”).

1.   Terms of Payment.

1.1.   Interest and Principal Payments.  Interest on the unpaid principal balance shall be paid quarterly in arrears commencing on August 22, 2009.  All unpaid principal and any accrued but unpaid interest shall be payable in full on the Maturity Date.  This Note may be prepaid by the Maker in whole or in part, at any time and from time to time, upon 30 days prior written notice to Holder.

1.2.   Manner of Payment.  All payments made hereunder shall be paid to Holder at the address indicated on the attached Schedule A, or at such place as may be designated in writing by Holder, in immediately available United States funds without any deduction whatsoever including, but not limited to, any deduction for any setoff or counterclaim.

2.   Conversion of Note.  The Note and any accrued interest thereon is convertible, at the option of the Holder, in whole or in part, into shares of common stock of the Maker (the “Common Stock”), at the rate of $0.25 per share (the “Conversion Rate”).  (The Conversion Rate is the per share price equal to the 30-day average of the closing price of Common Stock on the Over-The Counter Bulletin Board for the 30-day period prior to the issuance date of this Note.)  If the outstanding shares of Common Stock are subdivided (by stock split or otherwise) into a greater number of shares of Common Stock, the Conversion Rate shall be proportionately decreased.  If the outstanding shares of Common Stock are combined or consolidated (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Rate shall be proportionately increased.  If any (i) dividend, (ii) reorganization or reclassification of the Common Stock, (ii) consolidation or merger of Maker with or into another corporation, (iii) sale of all or substantially all of Maker’s operating assets to another person or entity, or (iv) sale of Maker substantially as a going concern followed by a liquidation of Maker (any such occurrence shall be an "Event"), is effected in such a way that holders of Common Stock are entitled to receive securities and/or assets as a result of their Common Stock ownership, then upon conversion of this Note Holder will have the right to receive the shares of stock, securities or assets which it would have received if such rights had been converted as of the record date for such Event and the Common Stock held.  Maker will not effect any Event unless it provides 15 days prior notice to Holder.

3.   Presentment, Notice and Other Matters.  Maker and any endorser or other person liable hereunder expressly agree that (a) presentment, notice of dishonor, and protest, notice of protest and any and all demands or notices are hereby waived; (b) this Note shall be binding upon Maker and any endorser and their respective successors in interest; and (c) this Note and any payment hereunder may be extended from time to time without in any way affecting liability hereunder.

4.   General.  This Note shall be governed and construed in accordance with the laws of the State of Nevada without regard to the choice of law provisions thereof.  All notices hereunder shall be in writing and delivered by personal service, facsimile or certified mail, postage prepaid.  Any notice sent by certified mail will be deemed to have been given three (3) days after the date on which it is mailed.  All other notices will be deemed given when received.  No objection may be made as to the manner of delivery of any notice actually received in writing by an authorized agent of a party.  Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified: If to Maker, Live Current Media Inc., 375 Water Street, Suite 645, Vancouver, British Columbia, V6B 5C6. If to Holder, at the address set forth on Schedule A hereto.

5.   Representations and Warranties.  Holder represents and warrants that upon the conversion of this Note pursuant to Section 2, (i)  the Common Stock is being acquired for investment by the Holder, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof in violation of the applicable securities laws; and (ii) Holder (a) has the requisite knowledge and experience to assess the relative merits and risks of an investment in the Common Stock; (b) has had full opportunity to ask questions and receive answers concerning the business of Maker; (c) can afford the complete loss of the investment in the Common Stock and (d) can provide for its current needs and possible contingencies without the need to sell or dispose of the Common Stock.

6.   Legends. The Common Stock issuable upon the conversion of this Note will not be registered under the Securities Act of 1933.  Each certificate for such Common Stock will bear the following legends:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE LAWS, OR AN EXEMPTION FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS THEREOF.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12(2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKET ARE MET.

Executed at Vancouver, British Columbia this August 17, 2009.

LIVE CURRENT MEDIA INC. a Nevada corporation By: /s/ C. Geoffrey Hampson Name: C. Geoffrey Hampson Title: Chief Executive Officer

SCHEDULE A

HOLDER’S ADDRESS

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